SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

December 27, 2005 (December 22, 2005)

FastFunds Financial Corporation
(Exact name of registrant as specified in charter)

Nevada	333-1026D	87-0425514
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

11100 Wayzata Boulevard, Suite 111
Minnetonka, MN 55305
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (952) 541-0455

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 22, 2005, FastFunds Financial Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, Chex Services Inc. (“Chex”), a wholly owned subsidiary of the Company, and Game Financial Corporation (“Game Financial”), pursuant to which Chex agreed to sell substantially all of its assets related to its cash-access financial services business to Game Financial for cash consideration of approximately Fourteen Million Dollars ($14,000,000) and certain potential other future consideration.

In connection with the Asset Purchase Agreement, the Company and Chex will enter into a Transition Services Agreement with Game Financial upon closing the transaction (the “Transition Services Agreement”). Under the proposed Transition Services Agreement, the Company and Chex will provide certain services to Game Financial to ensure a smooth transition of the cash-access financial services business. The Company’s majority shareholder, Equitex, Inc. (“Equitex”), will serve as a guarantor of FastFund’s and Chex’s performance obligations under the Transition Services Agreement. In addition, Equitex entered into a Guaranty Agreement with Game Financial (the “Guaranty Agreement”) unconditionally guaranteeing the performance of the Company’s and Chex’s obligations under the Asset Purchase Agreement. Furthermore, each of the Company and Equitex entered into Voting Agreements with Game Financial by which the Company and Equitex agreed to vote, as shareholder of Chex, and the Company, respectfully, in favor of the sale of the Chex assets to Game Financial.

On December 23, 2005, the Company issued a press release announcing the Asset Purchase Agreement, which press release is attached to this report as Exhibit 99.1. The parties anticipate completing the transaction during the first quarter of 2006, subject to customary closing conditions.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1 Asset Purchase Agreement dated as of December 22, 2005, by and among FastFunds Financial Corporation, Chex Services, Inc. and Game Financial Corporation. (Filed herewith)

10.2 The Voting Agreement dated as of December 22, 2005, by and between FastFunds Financial Corporation and Game Financial Corporation. (Filed herewith)

99.1 Press Release issued by FastFunds Financial Corporation dated December 23, 2005. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTFUNDS FINANCIAL CORPORATION
Date: December 27, 2005	By: /s/ Ijaz Anwar Ijaz Anwar, Chief Financial Officer

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